Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports First Quarter 2023 Results, Declares Dividend of $0.30 per Ordinary Share

NEW YORK, April 26, 2023 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the first quarter 2023. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’23
Net Income Attributable to Shareholders	$22,606
Basic Earnings per Ordinary Share from Continuing Operations	$0.23
Diluted Earnings per Ordinary Share from Continuing Operations	$0.22
Adjusted EBITDA(1)	$127,656

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

First Quarter 2023 Dividends

On April 25, 2023, the Company’s Board of Directors (the “Board”) declared a cash dividend on its ordinary shares of $0.30 per share for the quarter ended March 31, 2023, payable on May 23, 2023 to the holders of record on May 12, 2023.

Additionally, on April 25, 2023, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”), Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563, $0.50000, $0.51563 and $0.59375 per share, respectively, for the quarter ended March 31, 2023, payable on June 15, 2023 to the holders of record on June 1, 2023.

Business Highlights

•	Quarterly Net Income Attributable to Shareholders growth of 13.0% versus Q4’22
•	39 modules sold in Q1’23 to 10 unique customers
•	Generated $195.1 million positive free cashflow available for asset acquisition & investment activity

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, www.ir.ftaiaviation.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Thursday, April 27, 2023 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BIcf941a08770d4294aedae237f81c0494. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftaiaviation.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Thursday, April 27, 2023 through 11:30 A.M. on Thursday, May 4, 2023 on https://ir.ftaiaviation.com/news-events/presentations.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 engines. FTAI’s propriety portfolio of products, including The Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31
	2023	2022
Revenues
Lease income	$55,978	$39,325
Maintenance revenue	35,141	36,732
Asset sales revenue	108,691	—
Aerospace products revenue	85,113	14,313
Other revenue	7,795	1,321
Total revenues	292,718	91,691

Expenses
Cost of sales	145,670	9,050
Operating expenses	22,534	61,799
General and administrative	4,067	4,561
Acquisition and transaction expenses	3,262	2,273
Management fees and incentive allocation to affiliate	2,997	3
Depreciation and amortization	40,926	41,305
Asset impairment	1,220	122,790
Interest expense	39,292	44,139
Total expenses	259,968	285,920

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(1,335)	198
Gain on sale of assets, net	—	16,288
Other income	8	128
Total other (expense) income	(1,327)	16,614
Income (loss) from continuing operations before income taxes	31,423	(177,615)
Provision for income taxes	2,026	1,339
Net income (loss) from continuing operations	29,397	(178,954)
Net loss from discontinued operations, net of income taxes	—	(50,705)
Net income (loss)	29,397	(229,659)
Less: Net income (loss) attributable to non-controlling interests in consolidated subsidiaries:
Continuing operations	—	—
Discontinued operations	—	(7,466)
Less: Dividends on preferred shares	6,791	6,791
Net income (loss) attributable to shareholders	$22,606	$(228,984)

Earnings (loss) per share:
Basic
Continuing operations	$0.23	$(1.87)
Discontinued operations	$—	$(0.43)
Diluted
Continuing operations	$0.22	$(1.87)
Discontinued operations	$—	$(0.43)
Weighted average shares outstanding:
Basic	99,728,245	99,336,877
Diluted	100,974,100	99,336,877

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$40,994	$33,565
Restricted cash	—	19,500
Accounts receivable, net	113,547	99,443
Leasing equipment, net	1,849,662	1,913,553
Property, plant, and equipment, net	11,438	10,014
Investments	40,202	22,037
Intangible assets, net	45,729	41,955
Inventory, net	192,790	163,676
Other assets	147,082	125,834
Total assets	$2,441,444	$2,429,577

Liabilities
Accounts payable and accrued liabilities	$105,066	$86,452
Debt, net	2,101,907	2,175,727
Maintenance deposits	93,703	78,686
Security deposits	33,768	32,842
Other liabilities	32,844	36,468
Total liabilities	$2,367,288	$2,410,175

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 99,728,786 and 99,716,621 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	$997	$997
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 15,920,000 and 13,320,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	159	133
Additional paid in capital	368,681	343,350
Accumulated deficit	(296,205)	(325,602)
Shareholders' equity	73,632	18,878
Non-controlling interest in equity of consolidated subsidiaries	524	524
Total equity	$74,156	$19,402
Total liabilities and equity	$2,441,444	$2,429,577

FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$29,397	$(229,659)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,335	24,013
Gain on sale of assets, net	(31,657)	(16,288)
Security deposits and maintenance claims included in earnings	(9,842)	(11,592)
Equity-based compensation	108	709
Depreciation and amortization	40,926	58,301
Asset impairment	1,220	122,790
Change in deferred income taxes	1,692	2,388
Change in fair value of non-hedge derivatives	—	766
Change in fair value of guarantees	(1,769)	—
Amortization of lease intangibles and incentives	7,844	12,013
Amortization of deferred financing costs	2,017	5,771
Provision for credit losses	475	47,914
Other	(326)	(208)
Change in:
Accounts receivable	(14,840)	8,619
Inventory	6,984	(6,044)
Other assets	(2,013)	(4,221)
Accounts payable and accrued liabilities	6,088	(16,597)
Management fees payable to affiliate	(386)	(158)
Other liabilities	1,444	3,406
Net cash provided by operating activities	38,697	1,923

Cash flows from investing activities:
Investment in unconsolidated entities	(19,500)	(1,637)
Principal collections on finance leases	—	67
Acquisition of leasing equipment	(127,513)	(219,440)
Acquisition of property, plant and equipment	(1,451)	(54,661)
Acquisition of lease intangibles	(8,640)	(5,282)
Purchase deposit for acquisitions	(9,940)	(3,350)
Proceeds from sale of leasing equipment	153,679	51,491
Proceeds from sale of property, plant and equipment	—	2,910
Proceeds for deposit on sale of aircraft and engine	1,042	1,775
Net cash used in investing activities	$(12,323)	$(228,127)

	Three Months Ended March 31,
	2023	2022
Cash flows from financing activities:
Proceeds from debt	$145,000	$408,980
Repayment of debt	(220,000)	(224,473)
Payment of deferred financing costs	—	(10,818)
Receipt of security deposits	1,459	1,075
Return of security deposits	(65)	—
Receipt of maintenance deposits	10,142	10,836
Release of maintenance deposits	—	(250)
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	61,729	—
Cash dividends - ordinary shares	(29,919)	(32,749)
Cash dividends - preferred shares	(6,791)	(6,791)
Net cash (used in) provided by financing activities	(38,445)	145,810

Net decrease in cash and cash equivalents and restricted cash	(12,071)	(80,394)
Cash and cash equivalents and restricted cash, beginning of period	53,065	440,061
Cash and cash equivalents and restricted cash, end of period	$40,994	$359,667

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31
(in thousands)	2023	2022
Net income (loss) attributable to shareholders from continuing operations	$22,606	$(185,745)
Add: Provision for income taxes	2,026	1,339
Add: Equity-based compensation expense	108	—
Add: Acquisition and transaction expenses	3,262	2,273
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—
Add: Asset impairment charges	1,220	122,790
Add: Incentive allocations	2,942	—
Add: Depreciation & amortization expense (1)	48,770	53,317
Add: Interest expense and dividends on preferred shares	46,083	50,930
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(696)	254
Less: Equity in losses (earnings) of unconsolidated entities	1,335	(198)
Less: Non-controlling share of Adjusted EBITDA	—	—
Adjusted EBITDA (non-GAAP)	$127,656	$44,690

(1) Includes the following items for the three months ended March 31, 2023 and 2022: (i) depreciation and amortization expense of $40,926 and $41,305, (ii) lease intangible amortization of $3,983 and $3,658 and (iii) amortization for lease incentives of $3,861 and $8,354, respectively.
(2) Includes the following items for the three months ended March 31, 2023 and 2022: (i) net (loss) income of $(1,335) and $198, (ii) depreciation and amortization expense of $400 and $56, and (iii) acquisition and transaction expenses of $239 and $0, respectively.